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                                                            EXHIBIT NO. 99.10(d)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 52 to Registration Statement No. 33-1657 on Form N-1A of our reports dated July 9, 2004 on the financial statements and financial highlights of MFS Emerging Markets Equity Fund, MFS International Growth Fund, MFS International Value Fund, MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund and MFS Aggressive Growth Allocation Fund, each a series of MFS Series Trust X, included in the Funds' 2004 Annual Reports to Shareholders.

                                        ERNST & YOUNG LLP
                                        ----------------------------------------
                                        Ernst & Young LLP


                                        Boston, Massachusetts
                                        September 23, 2004